UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2012

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 624 - 3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, 2012, pursuant to the two underwriting agreements (each, an “Underwriting Agreement”) with Cowen and Company LLC (“Cowen”) as representative of the several underwriters named therein (the “Underwriters”), each dated June 20, 2012, the Company filed a Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) with the Delaware Secretary of State classifying and designating the rights, preferences and privileges of the Series B Preferred Stock (the “Certificate of Designation”). The form of the Certificate of Designation was attached as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on June 20, 2012 (the “Original Report”). Please see the description of the rights, preferences and privileges of the Series B Preferred Stock set forth under Item 8.01 of the Original Report, which is incorporated by reference into this Item 5.03.

This Amended Current Report on Form 8-K/A (the “Amended Report”) amends and supplements the Original Report. The Amended Report adds Item 5.03, which was not included in the Original Report as the event triggering disclosure under Item 5.03 had not yet occurred at the time the Original Report was filed. Items 8.01 and 9.01 of the Original Report are not amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

June 28, 2012	By:	/s/ Sharon Barbari
	Name:	Sharon Barbari
	Title:	Executive Vice President, Finance and Chief Financial Officer